                                                                      EXHIBIT 11

                              HARLEY-DAVIDSON, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                              ASSUMING NO DILUTION
                                   (Unaudited)
                    (In thousands, except per share amounts)



                                                    Year Ended December 31,
                                                  1996        1995        1994
                                                  ----        ----        ----
COMPUTATION OF NET INCOME
Income from continuing operations             $143,409    $111,050    $ 96,221
Income from discontinued operations             22,619       1,430       8,051
                                              --------    --------    --------
Net income used in computing earnings
  per common share assuming no dilution       $166,028    $112,480    $104,272
                                              --------    --------    --------
                                              --------    --------    --------

Weighted average common shares outstanding
  and shares used in computing earnings
  per common share assuming no dilution         75,457      75,085      76,198
                                                ------      ------      ------
                                                ------      ------      ------

Earnings per common share assuming no dilution:
  Income from continuing operations              $1.90       $1.48       $1.26
  Income from discontinued operations              .30         .02         .11
                                                 -----       -----       -----
  Net income                                     $2.20       $1.50       $1.37
                                                 -----       -----       -----
                                                 -----       -----       -----

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                              HARLEY-DAVIDSON, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                             ASSUMING FULL DILUTION
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                     Year Ended December 31,
                                                  1996        1995        1994
                                                  ----        ----        ----
COMPUTATION OF NET INCOME
Income from continuing operations             $143,409    $111,050    $ 96,221
Income from discontinued operations             22,619       1,430       8,051
                                              --------    --------    --------
Net income used in computing earnings per
common share assuming full dilution           $166,028    $112,480    $104,272
                                              --------    --------    --------
                                              --------    --------    --------
COMPUTATION OF SHARES
Weighted average common shares outstanding      75,457      75,085      76,198
Incremental shares created assuming exercise
  at the beginning of the period of stock
  options outstanding at the end of the
  period using period-end market price when
  higher than average                            1,242       1,017       1,025
                                                ------      ------      ------
Shares used in computing earnings per common
  share assuming full dilution                  76,699      76,102      77,223
                                                ------      ------      ------
                                                ------      ------      ------
Earnings per common share assuming full dilution:
Income from continuing operations                $1.87       $1.46       $1.25
Income from discontinued operations                .29         .02         .10
                                                 -----       -----       -----
Net income                                       $2.16       $1.48       $1.35
                                                 -----       -----       -----
                                                 -----       -----       -----